UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 26, 2021
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Cohen & Steers, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-32236	14-1904657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
280 Park Avenue
New York, NY 10017
(Address of Principal Executive Offices and Zip Code)
(212) 832-3232
(Registrant's Telephone Number, Including Area Code)

_________________________________________ (Former Name or Former Address, if Changed Since Last Report)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CNS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Cohen & Steers, Inc. (the “Company”) previously announced on February 22, 2021 that Robert H. Steers, the Chief Executive Officer of the Company and a member of its Board of Directors (the “Board”), was taking a medical leave of absence. In connection with Mr. Steers’ leave of absence, the Board appointed Joseph M. Harvey, the Company’s President and a member of the Board, as the Company’s Acting Chief Executive Officer and designated “principal executive officer.”

On May 26, 2021, the Board reappointed Mr. Steers as the Company’s “principal executive officer,” effective June 1, 2021, in connection with Mr. Steers’ resumption of all of his duties and responsibilities as the Company’s Chief Executive Officer at that time.

In addition, effective June 1, 2021, Mr. Harvey will no longer be “principal executive officer” or Acting Chief Executive Officer of the Company and will continue in his roles as the Company’s President and a member of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc. (Registrant)

Date: May 27, 2021	By:	/s/ Francis C. Poli
Name: Francis C. Poli Title: General Counsel and Secretary